Exhibit 10.3

LIBERTY GLOBAL
2014 NONEMPLOYEE DIRECTOR INCENTIVE PLAN
(Amended and Restated effective November 24, 2023)
ARTICLE I

PURPOSE OF PLAN
1.1Purpose. The purpose of the Plan is to provide a method whereby eligible Nonemployee Directors of the Company may be awarded additional remuneration for services rendered and encouraged to acquire shares of the Company, thereby increasing their proprietary interest in the Company’s businesses and increasing their personal interest in the continued success and progress of the Company. The Plan is also intended to aid in attracting Persons of exceptional ability to become Nonemployee Directors of the Company.

1.2Effective Date. This plan was originally effective as of March 1, 2014 (the “Effective Date”) and is herein amended and restated as of November 24, 2023.
ARTICLE II

DEFINITIONS
2.1Certain Defined Terms. Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):
“Act” means the U.K. Companies Act 2006, as amended from time to time, and the rules and regulations thereunder.
“Affiliate” of the Company means any corporation, partnership or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.
“Agreement” means a share option agreement, share appreciation rights agreement, restricted shares agreement, restricted share units agreement or an agreement evidencing more than one type of Award, specified in Section 10.5, as any such Agreement may be supplemented or amended from time to time.
“Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the Shareholders) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which Shares of the Company would be changed or converted into or exchanged for cash, securities, or other property (including pursuant to a Scheme of Arrangement), other than any such transaction in which the Shareholders immediately prior to such transaction have the same proportionate ownership of the shares of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the Persons who are Shareholders immediately prior thereto have less than a majority of the combined voting power of the outstanding capital shares of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange (including pursuant to a Scheme of Arrangement), (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.
“Award” means a grant of Options, SARs, Restricted Shares, Restricted Share Units and/or cash under the Plan (other than cash payable under Article XI with respect to Director Compensation, including cash in lieu of fractional shares).
“Board” means the Board of Directors of the Company.

“Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.
“Company” means Liberty Global Ltd., a Bermuda exempted company limited by shares, as successor by scheme of arrangement to Liberty Global plc.
“Control Purchase” means any transaction (or series of related transactions) in which any person (as such term is so defined), corporation or other entity (other than the Company, any Subsidiary of the Company, any employee benefit plan sponsored by the Company or any Subsidiary of the Company or any Exempt Person (as defined below)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding shares of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, “Exempt Person” means the Chairman of the Board and each of the directors of the Company as of June 7, 2013, and (b) the respective family members, estates and heirs of each of the Persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such Persons or their respective family members or heirs. As used with respect to any Person, the term “family member” means the spouse, siblings and lineal descendants of such Person.
“Director Compensation” means the fees prescribed to be paid by the Company to Nonemployee Directors under the heading “Annual Fees” of the Liberty Global Compensation Policy for Nonemployee Directors, as may be in effect from time to time.
“Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as supported by a written opinion of a physician and determined by the Company. The Company may seek a second opinion as to the determination of Disability from a physician selected by the Company, and in such case, the Holder will be required to submit to an examination and provide the physician with any information that is necessary for such determination.
“Dividend Equivalents” means, with respect to Restricted Share Units, to the extent specified by the Board only, a cash amount equal to all dividends and other distributions (or the economic equivalent thereof) which are payable to Shareholders of record during the Restriction Period on a like number and kind of Shares represented by the Award of Restricted Share Units.
“Domestic Relations Order” means any final and legally enforceable judgment, decree or other order regarding the division of property under domestic relations law applicable to the Holder.
“Effective Date” has the meaning ascribed thereto in Section 1.2.
“Election Deadline” means, with respect to a particular calendar quarter, the last day of the immediately preceding calendar quarter.
“Election Notice” means a written notice provided by a Nonemployee Director to the Company informing the Company of the Nonemployee Director’s decision to exercise such Nonemployee Director’s Share Election Right. For purposes of Section 11.3, valid Election Notices filed pursuant to the Liberty Global, Inc. 2005 Nonemployee Director Incentive Plan (as amended and restated June 7, 2013) shall continue to apply to this Plan.
“Equity Security” shall have the meaning ascribed to such term in Section 3(a)(11) of the Exchange Act, and an equity security of an issuer shall have the meaning ascribed thereto in Rule 16a-1 promulgated under the Exchange Act, or any successor Rule.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.
“Fair Market Value” of a Share on any day means the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a Share on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on the Nasdaq or, if not traded on the Nasdaq, such other principal U.S. securities exchange for such security on the date of determination. If for any day the Fair Market Value of a Share is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Board on the basis of such quotations and other considerations as the Board deems appropriate.
“Free Standing SAR” has the meaning ascribed thereto in Section 7.1.
“Holder” means a Person who has received an Award under the Plan or who has exercised his or her Share Election Right with respect to a particular calendar quarter and has not yet received the Shares issuable as a result of such exercise.
“Nasdaq” means the Nasdaq Global Select Market.
“Nonemployee Director” means an individual who is a member of the Board and who is not an employee of the Company or any Subsidiary.
“Option” means a share option granted under Article VI.
“Person” means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.
“Plan” means this Liberty Global 2014 Nonemployee Director Incentive Plan, as effective March 1, 2014, and as may be amended from time to time.
“Purchase Restriction” means any restriction under applicable law (including, without limitation, a blackout period under the U.S. Sarbanes-Oxley Act of 2002) or the rules of Nasdaq or any other principal national securities exchange on which Shares are traded that would prohibit a Nonemployee Director from purchasing Shares.
“Rescission Notice” means a written notice provided by a Nonemployee Director to the Company informing the Company of the Nonemployee Director’s decision to rescind the future application of a previously delivered Election Notice in accordance with Section 11.3.
“Restricted Share Unit” means a unit representing the right to receive one Share that is subject to a Restriction Period and awarded pursuant to Article IX.
“Restricted Shares” means Shares subject to a Restriction Period and awarded pursuant to Article VIII.
“Restriction Period” means a period of time beginning on the date of each Award of Restricted Shares or Restricted Share Units and ending on the Vesting Date with respect to such Award.
“Retained Distribution” has the meaning ascribed thereto in Section 8.3.
“SARs” means share appreciation rights, awarded pursuant to Article VII, with respect to Shares.
“Scheme of Arrangement” means a scheme of arrangement sanctioned by a court under section 899 of the Act, as may be amended or similar procedure under a succeeding law or regulation.
“Share” means each or any (as the context may require) class of the Company’s common shares.
“Shareholder” means a holder of the common or preference shares of the Company, known as a “member” under English law.

“Share Election Right” means the right of a Nonemployee Director to elect to receive Shares, as prescribed by the Board, in consideration for an undertaking to pay for such Shares and on the basis that such undertaking to pay may be satisfied (in whole or in part) at the discretion of the Company by the release of the Director Compensation payable to such Nonemployee Director with respect to a particular calendar quarter.
“Subsidiary” of a Person means any present or future subsidiary (as defined in Section 424(f) of the Code) of such Person or any business entity in which such Person owns, directly or indirectly, 50% or more of the voting, capital or profits interests. An entity shall be deemed a subsidiary of a Person for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.
“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
“Tandem SARs” has the meaning ascribed thereto in Section 7.1.
“Vesting Date,” with respect to any Restricted Shares or Restricted Share Units awarded hereunder, means the date on which such Restricted Shares or Restricted Share Units cease to be subject to a risk of forfeiture, as designated in or determined in accordance with the Agreement with respect to such Award of Restricted Shares or Restricted Share Units. If more than one Vesting Date is designated for an Award of Restricted Shares or Restricted Share Units, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.
ARTICLE III

ADMINISTRATION
3.1Administration. The Plan shall be administered by the Board, provided that it may delegate to employees of the Company certain administrative or ministerial duties in carrying out the purposes of the Plan.
3.2Powers. The Board shall have full power and authority to grant to eligible Persons Options under Article VI of the Plan, SARs under Article VII of the Plan, Restricted Shares under Article VIII of the Plan and/or Restricted Share Units under Article IX of the Plan, to determine the terms and conditions (which need not be identical) of all Awards so granted (which may include, without limitation, providing for the recoupment of Shares or the cash equivalent thereof), to interpret the provisions of the Plan and any Agreements relating to Awards granted under the Plan to adopt sub-plans under the Plan, to adopt special terms for Awards granted to eligible Persons in countries outside the United Kingdom and the United States, to enter into arrangements with the trustee of any employee benefit trust established by the Company or any of its Subsidiaries or Affiliates to facilitate the administration of Awards under the Plan, and to supervise the administration of the Plan. The Board in making an Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. The Board shall have sole authority in the selection of Persons to whom Awards may be granted under the Plan and in the determination of the timing, pricing, and amount of any such Award, subject only to the express provisions of the Plan. In making determinations hereunder, the Board may take into account such factors as the Board in its discretion deems relevant.
3.3Interpretation. The Board is authorized, subject to the provisions of the Plan, to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Board, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all Persons. No member of the Board shall be liable for any action or determination made or taken by him or her or the Board in good faith with respect to the Plan.
ARTICLE IV

SHARES SUBJECT TO THE PLAN
4.1Number of Shares. Subject to the provisions of this Article IV, the maximum aggregate number of Shares (of any and all classes of the Company’s common shares) (i) with respect to which Awards may be granted during the term of the Plan, and (ii) which may be issued in payment of Director Compensation pursuant to Article XI shall not exceed 5 million. Shares issued pursuant to the Plan shall be fully paid and, to the extent permitted by the laws of England and Wales, will be made available from Shares acquired by or gifted to the Company, newly allotted and issued Shares or Shares acquired by or issued or gifted to the trustees of an employee benefit trust established in connection with the Plan. Any Shares (a) subject to any Award granted under the Plan that shall expire, terminate or be annulled for any reason without having been exercised (or considered to have been exercised), (b) subject to any Award of Restricted Shares or Restricted Share Units that shall be forfeited prior to becoming vested (provided that the Holder received no benefits of ownership of such Restricted Shares or Restricted Share Units other than voting rights), (c) subject to any Award granted under the Plan that shall be settled for cash, (d) subject to an Award that are not delivered to the Holder due to payment of withholding taxes or purchase prices, (e) that the Company repurchases on the open market with the proceeds of an Option purchase price, shall, to the extent permitted under applicable law, again be available for purposes of the Plan.
4.2Adjustments. If the Company subdivides its outstanding Shares into a greater number of Shares (by Share dividend, Share split, reclassification, alteration of capital, capitalization of profits, bonus issue or otherwise) or combines its outstanding Shares into a smaller number of Shares (by reverse Share split, reclassification, or otherwise) or if the Board determines that there is any variation in the share capital of the Company or that there is any Share dividend, extraordinary cash dividend, alteration of capital, capitalization of profits, bonus issue, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase any class of Shares or other similar corporate event (including compromises or arrangements sanctioned by a court under section 899 of the Act, mergers or consolidations, other than those which constitute Approved Transactions, adjustments with respect to which shall be governed by Section 10.1(b)) affects any class of Shares so that an adjustment is required to preserve the benefits or potential benefits intended to be made available under the Plan, then the Board, in its sole discretion and in such manner as the Board may deem equitable and appropriate, may make such adjustments to any or all of (a) the number and kind of Shares which thereafter may be awarded, optioned, or otherwise made subject to the benefits contemplated by the Plan, (b) the number and kind of Shares subject to outstanding Awards, and (c) the purchase or exercise price and the relevant appreciation base with respect to any of the foregoing, provided, however, that the number of Shares subject to any Award shall always be a whole number. Notwithstanding the foregoing, if all Shares of any class of Shares are redeemed, then each outstanding Award shall be adjusted to substitute for the Shares subject thereto the kind and amount of cash, securities or other assets issued or paid in the redemption of the equivalent number of Shares of such class of Shares and otherwise the terms of such Award, including, in the case of Options or similar rights, the aggregate exercise price, and, in the case of Free Standing SARs, the aggregate base price, shall remain constant before and after the substitution (unless otherwise determined by the Board and provided in the applicable Agreement). The Board may, if deemed appropriate, provide for a cash payment to any Holder of an Award in connection with any adjustment made pursuant to this Section 4.2.
4.3Substitute Awards. Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Person in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, a number of Shares equal to the number of shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the shareholders of the entities party to such acquisition or combination) shall be available for grant under Section 4.1; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to Persons who were not employed by the Company or its Subsidiaries prior to such acquisition or combination.
ARTICLE V

ELIGIBILITY
5.1.General. The Persons who shall be eligible to participate in the Plan and to receive Awards under the Plan shall, subject to Section 5.2, be such Persons who are Nonemployee Directors as the Board shall select. Awards may be made to Nonemployee Directors who hold or have held Awards under the Plan or any similar or other awards under any other plan of the Company or any of its Affiliates.
5.2.Ineligibility. No Person who is not a Nonemployee Director shall be eligible to receive an Award.
ARTICLE VI
OPTIONS
6.1Grant of Options. Subject to the limitations of the Plan, the Board shall designate from time to time those eligible Persons to be granted Options, the time when each Option shall be granted to such eligible Persons, the class and number of Shares subject to such Option, and, subject to Section 6.2, the purchase price of the Shares subject to such Option.

6.2Option Price. The price at which Shares may be purchased upon exercise of an Option shall be fixed by the Board and, except in connection with Substitute Awards, may be no less than the Fair Market Value of the Shares subject to the Option as of the date the Option is granted.
6.3Term of Options. Subject to the provisions of the Plan with respect to death, Disability and termination of service, the term of each Option shall be for such period as the Board shall determine as set forth in the applicable Agreement, provided that such term may not exceed ten years.
6.4Exercise of Options. An Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and the Plan and, unless the Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Board, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part (without reducing the term of such Option).
6.5Manner of Exercise.
(a)    Form of Payment. An Option shall be exercised by written notice to the Company upon such terms and conditions as the Agreement may provide and in accordance with such other procedures for the exercise of Options as the Board may establish from time to time. The method or methods of payment of the purchase price for the Shares to be purchased upon exercise of an Option and of any amounts required by Section 10.9 shall be determined by the Board and may consist of (i) cash, (ii) check, (iii) promissory note (subject to the Act and other applicable law), (iv) the withholding of Shares of the applicable class of Shares issuable upon such exercise of the Option (subject to the Act or other applicable law), (v) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price (subject to the Act and other applicable law), (vi) any other method as provided in the applicable Agreement or (vii) any combination of the foregoing methods of payment, or such other consideration and method of payment as may be permitted for the issuance of Shares under the Act. The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions as the Board deems appropriate. The Board may adopt a policy providing for the automatic exercise of an Option due to its expiration.
(b)    Value of Shares. Unless otherwise determined by the Board and provided in the applicable Agreement, Shares of any class of Shares delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and Shares of any class of Shares withheld for such payment, shall be valued for such purpose at their Fair Market Value as of the exercise date. Notwithstanding the foregoing, with respect to an Option exercise the purchase price of which is paid pursuant to clause (v) of Section 6.5(a), Shares shall be valued at the price Shares are sold in the market.
(c)    Issuance of Shares. The Company shall effect the transfer of the Shares purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price therefor and of any amounts required by Section 10.9, and within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. Unless otherwise determined by the Board and provided in the applicable Agreement, (i) no Holder or other Person exercising an Option shall have any of the rights of a Shareholder with respect to Shares subject to an Option granted under the Plan until due exercise and full payment has been made, and (ii) no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.
ARTICLE VII

SARS
7.1Grant of SARs. Subject to the limitations of the Plan, SARs may be granted by the Board to such eligible Persons in such numbers, with respect to any specified class of Shares, and at such times during the term of the Plan as the Board shall determine. A SAR may be granted to a Holder of an Option (hereinafter called a “related Option”) with respect to all or a portion of the Shares subject to the related Option (a “Tandem SAR”) or may be granted separately to an eligible Nonemployee Director (a “Free Standing SAR”). Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Company upon such terms and conditions as are provided in the Agreement.
7.2Tandem SARs. A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Agreement may provide) and in no event after the complete termination or full exercise of the related Option. Upon the exercise or termination of the related Option, the Tandem SARs with respect thereto shall be canceled automatically to the extent of the number of Shares with respect to which the related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR and unless otherwise determined by the Board and provided in the applicable Agreement, (i) the Holder thereof shall be entitled to receive, for each of the applicable classes of Shares with respect to which the Tandem SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a Share of the applicable class of Shares with respect to which the Tandem SAR was granted on the date of exercise over the related Option purchase price per Share, and (ii) the related Option with respect thereto shall be canceled automatically to the extent of the number of Shares with respect to which the Tandem SAR was so exercised.
7.3Free Standing SARs. Free Standing SARs shall be exercisable at the time, to the extent and upon the terms and conditions set forth in the applicable Agreement. Subject to the provisions of the Plan with respect to death, Disability and termination of service, the term of a Free Standing SAR shall be for such period as the Board shall determine as set forth in the applicable Agreement, provided that such term may not exceed ten years. Except in connection with Substitute Awards, the base price of a Free Standing SAR may be no less than the Fair Market Value of the Shares with respect to which the Free Standing SAR was granted as of the date the Free Standing SAR is granted. Subject to the limitations of the Plan, upon the exercise of a Free Standing SAR and unless otherwise determined by the Board and provided in the applicable Agreement, the Holder thereof shall be entitled to receive from the Company, for each Share with respect to which the Free Standing SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a Share with respect to which the Free Standing SAR was granted on the date of exercise over the base price per Share of such Free Standing SAR.
7.4Consideration. The consideration to be received upon the exercise of a SAR by the Holder shall be paid in the applicable class of Shares with respect to which the SAR was granted (valued at Fair Market Value on the date of exercise of such SAR); provided, however, that the Board may permit the Holder of a SAR who is not subject to United States Federal Income Tax to be paid consideration in the form of cash, or a combination of cash and the applicable class of Shares with respect to which the SAR was granted. No fractional Shares shall be issuable upon exercise of a SAR, and unless otherwise provided in the applicable Agreement, the Holder will receive cash in lieu of any fractional Shares. Unless the Board shall otherwise determine, to the extent a Free Standing SAR is exercisable, it will be exercised automatically on its expiration date. Notwithstanding the foregoing, the issuance of Shares upon exercise of a SAR shall be for at least the minimum consideration necessary to permit such Shares to be fully paid.
7.5Limitations. The applicable Agreement may provide for a limit on the amount payable to a Holder upon exercise of SARs at any time or in the aggregate, for a limit on the time periods during which a Holder may exercise SARs, and for such other limits on the rights of the Holder and such other terms and conditions of the SAR, including a condition that the SAR may be exercised only in accordance with rules and regulations adopted from time to time, as the Board may determine. Unless otherwise so provided in the applicable Agreement, any such limit relating to a Tandem SAR shall not restrict the exercisability of the related Option. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.
7.6Exercise. For purposes of this Article VII, the date of exercise of a SAR shall mean the date on which the Company shall have received notice from the Holder of the SAR of the exercise of such SAR (unless otherwise determined by the Board and provided in the applicable Agreement).
ARTICLE VIII

RESTRICTED SHARES
8.1Grant. Subject to the limitations of the Plan, the Board shall designate those eligible Persons to be granted Awards of Restricted Shares, shall determine the time when each such Award shall be granted, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each Award of Restricted Shares, and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Shares in addition to those provided in the Plan. The Board shall determine the price, if any, to be paid by the Holder for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to be deemed fully paid. All determinations made by the Board pursuant to this Section 8.1 shall be specified in the Agreement.
8.2Award of Restricted Shares. An Award of Restricted Shares may be registered electronically in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, any electronically registered Restricted Shares and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Agreement. Any such electronically registered Restricted Shares and Retained Distributions shall remain in the custody of the Company or its designee, and the Holder shall deposit with the custodian share powers or other instruments of assignment, each endorsed in blank, so as to permit transfer to any employee benefit trust established by the Company or its Subsidiaries or to such other entity, as determined by the Board in its sole discretion, of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Agreement.
8.3Restrictions. Restricted Shares shall constitute issued and outstanding Shares of the applicable class of Shares for all corporate purposes. The Holder will have the right to vote such Restricted Shares, to receive and retain such dividends and distributions, as the Board may designate, paid or distributed on such Restricted Shares, and to exercise all other rights, powers and privileges of a Holder of Shares of the applicable class of Shares with respect to such Restricted Shares; except, that, unless otherwise determined by the Board and provided in the applicable Agreement, (i) the Holder will not be entitled to delivery of any electronically registered Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (ii) the Company or its designee will retain custody of any electronically registered Restricted Shares during the Restriction Period as provided in Section 8.2; (iii) other than such dividends and distributions as the Board may designate, the Company or its designee may retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and vesting, and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; (iv) the Holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Distributions or his or her interest in any of them during the Restriction Period; and (v) a breach of any restrictions, terms or conditions provided in the Plan or established by the Board with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.
8.4Cash Payments. In connection with any Award of Restricted Shares, an Agreement may provide for the payment of a cash amount to the Holder of such Restricted Shares after such Restricted Shares shall have become vested. Such cash amounts shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Board in the Agreement and shall be in addition to any other compensation payments which such Holder shall be otherwise entitled or eligible to receive from the Company.
8.5Completion of Restriction Period. On the Vesting Date with respect to each Award of Restricted Shares and the satisfaction of any other applicable restrictions, terms and conditions, (a) all or the applicable portion of such Restricted Shares shall become vested, (b) any Retained Distributions with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested, and (c) any cash amount to be received by the Holder with respect to such Restricted Shares shall become payable, all in accordance with the terms of the applicable Agreement. Any such Restricted Shares and Retained Distributions that shall not become vested shall be forfeited and cancelled or deposited in an employee benefit trust established by the Company or its Subsidiaries or to such other entity as determined by the Board, and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares and Retained Distributions that shall have been so forfeited. The Board may, in its discretion, provide for the deferral of an Award of Restricted Shares and Retained Distributions, provided that any such deferral election of a recipient shall be filed in writing with the Board in accordance with such rules and regulations, including any deadline for the making of such an election, as the Board may provide, and shall be made in compliance with Section 409A of the Code to the extent applicable.
ARTICLE IX

RESTRICTED SHARE UNITS
9.1Grant. Subject to the limitations of the Plan, the Board shall designate those eligible Persons to be granted Awards of Restricted Share Units, shall determine the time when each such Award shall be granted, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each such Award of Restricted Share Units, and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Share Units in addition to those provided in the Plan. The Board shall determine the price to be paid by the Holder for the Restricted Share Units; provided, however, that the issuance of Shares in settlement of such Awards shall be made for at least the minimum consideration necessary to permit such Shares to be deemed fully paid. All determinations made by the Board pursuant to this Section 9.1 shall be specified in the Agreement.

9.2 Restrictions with Respect to Restricted Share Units. Any Award of Restricted Share Units, including any Shares which are represented by an Award of Restricted Share Units, may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Board at the time of the Award. A breach of any restrictions, terms or conditions provided in the Plan or established by the Board with respect to any Award of Restricted Share Units will cause a forfeiture of such Restricted Share Units and any Dividend Equivalents with respect thereto.

9.3Award of Restricted Share Units. An Award of Restricted Share Units shall not constitute issued and outstanding Shares, and the Holder shall not have any of the rights of a Shareholder with respect to any Shares represented by an Award of Restricted Share Units, in each case until Shares shall have been issued to the Holder as provided in Section 9.4. To the extent provided by the Board in an Agreement, the Holder may be entitled to receive Dividend Equivalents with respect to an Award of Restricted Share Units, which may be subject to such restrictions, including, but not limited to, the rules applicable to Retained Distributions in Section 8.3 hereof, as the Board shall determine.

9.4Completion of Restriction Period. On the Vesting Date with respect to each Award of Restricted Share Units and the satisfaction of any other applicable restrictions, terms and conditions, (i) all or the applicable portion of such Restricted Share Units shall become vested and Shares issued to the Holder therefor and (ii) any unpaid Dividend Equivalents with respect to such Restricted Share Units shall become vested and payable to the Holder to the extent that the Award related thereto shall have become vested, in accordance with the terms of the applicable Agreement. Any such Restricted Share Units and any unpaid Dividend Equivalents that shall not become vested shall be forfeited with no Shares issued therefor, and the Holder shall not thereafter have any rights with respect to such Restricted Share Units and any unpaid Dividend Equivalents that shall have been so forfeited. The Board may, in its discretion, provide for the deferral of an Award of Restricted Share Units and unpaid Dividend Equivalents, provided that any such deferral election of a recipient shall be filed in writing with the Board in accordance with such rules and regulations, including any deadline for the making of such an election, as the Board may provide, and shall be made in compliance with Section 409A of the Code to the extent applicable.
ARTICLE X

GENERAL PROVISIONS
10.1Acceleration of Awards.
(a)    Death or Disability. If a Holder’s service with the Company and its Subsidiaries shall terminate by reason of death or Disability, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each outstanding Option or SAR granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of Shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and (iii) in the case of Restricted Share Units, each such Award of Restricted Share Units and any unpaid Dividend Equivalents shall become vested in full.
(b)    Approved Transactions; Board Change; Control Purchase. (i) In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (A) in the case of an Option or SAR, each such outstanding Option or SAR granted under the Plan shall become exercisable in full in respect of the aggregate number of Shares covered thereby; (B) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and (C) in the case of Restricted Share Units, each such Award of Restricted Share Units and any unpaid Dividend Equivalents shall become vested in full, in each case effective upon the Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction. (ii) Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the Board may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction if effective provision has been made for the taking of such action which, in the opinion of the Board, is equitable and appropriate to substitute a new Award for such Award or to assume such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the applicable class of Shares may be changed, converted or exchanged in connection with the Approved Transaction.
10.2Termination of Service.
(a)    General. If a Holder’s service with the Company shall terminate prior to an Option or SAR becoming exercisable or being exercised (or deemed exercised, as provided in Section 7.2 or pursuant to a policy adopted under Section 6.5(a)) in full, or during the Restriction Period with respect to any Restricted Shares or prior to the vesting of any Restricted Share Units, then such Option or SAR shall thereafter become or be exercisable, and the Holder’s rights to any unvested Restricted Shares, Retained Distributions, any such unvested Restricted Share Units and unpaid Dividend Equivalents and any related cash amounts, shall thereafter vest, in each case solely to the extent provided in the applicable Agreement; provided, however, that, unless otherwise determined by the Board and provided in the applicable Agreement, (i) no Option or SAR may be exercised after the scheduled expiration date thereof; (ii) if the Holder’s service terminates by reason of death or Disability, the Option or SAR shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration of such Option or SAR); and (iii) any termination of the Holder’s service for cause will be treated in accordance with the provisions of Section 10.2(b).
(b)    Termination for Cause. If a Holder’s service on the Board shall be terminated by the Company for “cause” during the Restriction Period with respect to any Restricted Shares or prior to any Option or SAR becoming exercisable or being exercised in full or prior to the vesting of any Restricted Share Unit (for these purposes, “cause” shall include dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his or her duties and responsibilities for any reason other than illness or incapacity; provided, however, that if such termination occurs within 12 months after an Approved Transaction or Control Purchase or Board Change, termination for “cause” shall mean only a felony conviction (or its equivalent under local law) for fraud, misappropriation or embezzlement), then, unless otherwise determined by the Board and provided in the applicable Agreement, (i) all Options and SARs and all unvested Restricted Share Units held by such Holder shall immediately terminate, and (ii) such Holder’s rights to all Restricted Shares, Retained Distributions, any unpaid Dividend Equivalents and any related cash amounts shall be forfeited immediately.
10.3Nonalienation of Benefits. Except as set forth herein, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Person entitled to such benefits.
10.4Written Agreement. Each Award of Options shall be evidenced by a share option agreement; each Award of SARs shall be evidenced by a share appreciation rights agreement; each Award of Restricted Shares shall be evidenced by a restricted shares agreement; and each Award of Restricted Share Units shall be evidenced by a restricted share units agreement, each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Board from time to time shall approve; provided, however, that if more than one type of Award is made to the same Holder, such Awards may be evidenced by a single Agreement with such Holder. Each grantee of an Option, SAR, Restricted Shares or Restricted Share Units shall be notified promptly of such grant, and a written Agreement shall be promptly executed and delivered by the Company. Any such Agreement may be supplemented or amended from time to time as approved by the Board as contemplated by Section 10.6(b).
10.5Nontransferability; Designation of Beneficiaries.
(a)    Nontransferability. Awards shall not be transferable other than as approved by the Board and provided in the applicable Agreement, or by will or the laws of descent and distribution or pursuant to a Domestic Relations Order, and, except as otherwise required pursuant to a Domestic Relations Order, during the lifetime of the Holder Awards may be paid only to and exercised only by such Holder (or his or her court-appointed legal representative).
(b)    Designation of Beneficiaries. The Board may, to the extent permissible and deemed to have operable effect under applicable law, permit a Holder to designate a beneficiary or beneficiaries with respect to Awards under the Plan by filing a written designation of beneficiary or beneficiaries with the Board on a form and in such manner as the Board may prescribe from time to time.

10.6Termination and Amendment.
(a)    General. Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards or Share payments under Article XI may be made under the Plan on or after the tenth anniversary of the Effective Date. The Plan may be terminated at any time prior to the tenth anniversary of the Effective Date and may, from time to time, be suspended or discontinued or modified or amended if such action is deemed advisable by the Board.
(b)    Modification. No termination, modification or amendment of the Plan may, without the consent of the Person to whom any Award shall theretofore have been granted, adversely affect the rights of such Person with respect to such Award. No modification, extension, renewal or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan. With the consent of the Holder and subject to the terms and conditions of the Plan (including Section 10.6(a)), the Board may amend outstanding Agreements with any Holder, including any amendment which would (i) accelerate the time or times at which the Award may be exercised and/or (ii) extend the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Board may, but solely with the Holder’s consent unless otherwise provided in the Agreement, agree to cancel any Award under the Plan and grant a new Award in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made. Nothing contained in the foregoing provisions of this Section 10.6(b) shall be construed to prevent the Board from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Board may, subject to the express provisions of the Plan, adopt from time to time or impair the enforceability of any such provision.
10.7Government and Other Regulations. The obligation of the Company with respect to Awards and to Share payments under Article XI shall be subject to all applicable laws, rules and regulations, including the Act, and to such approvals by any governmental agencies as may be required, including the effectiveness of any registration statement required under the U.S. Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Shares may be listed or quoted. For so long as any class of Shares is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the U.S. Securities Act of 1933 with respect to all Shares of the applicable class that may be issued to Holders under the Plan and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.
10.8Withholding. The Company’s obligation to deliver Shares under the Plan shall be subject to applicable national, state and local tax and employee social security contribution withholding requirements. National, state and local withholding tax and employee social security contribution withholding due at the time of an Award, upon the exercise of any Option or SAR, upon the vesting of, or expiration of restrictions with respect to, Restricted Shares or Restricted Share Units, or upon payment of Director Compensation in Shares under Article XI, as appropriate, may, in the discretion of the Board, be paid in shares of the applicable class of Shares already owned by the Holder or through the withholding of Shares otherwise issuable to the Holder (subject to compliance with applicable law, including, but not limited to, “financial assistance” prohibitions under UK law), upon such terms and conditions (including the conditions referenced in Section 6.5) as the Board shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Board for the payment to the Company of, all such national, state and local taxes and employee social security contributions required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any national, state or local taxes and employee social security contributions of any kind required to be withheld by the Company with respect to such Award or payment. In addition, withholding for national, state and local taxes may be by any other method approved by the Board.
10.9Nonexclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of Share options and the awarding of Shares and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
10.10Exclusion from Other Plans. By acceptance of an Award, unless otherwise provided in the applicable Agreement, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as compensation or bonus in determining the amount of any payment under any pension, retirement or other benefit plan, program or policy of the Company or any Subsidiary of the Company. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Holder which is payable to such beneficiary under any life insurance plan of the Company or any Subsidiary of the Company.

10.11Unfunded Plan. Neither the Company nor any Subsidiary of the Company shall be required to segregate any cash or any Shares which may at any time be represented by Awards or deliverable in payment of Director Compensation under Article XI, and the Plan shall constitute an “unfunded” plan of the Company. Except as provided in Article VIII with respect to Awards of Restricted Shares and except as expressly set forth in an Agreement, no Holder shall have voting or other rights with respect to the Shares covered by an Award or deliverable in payment of Director Compensation under Article XI prior to the delivery of such Shares. Neither the Company nor any Subsidiary of the Company shall, by any provisions of the Plan, be deemed to be a trustee of any Shares or any other property, and the liabilities of the Company to any Holder pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any Holder under the Plan shall be limited to those of a general creditor of the Company. In its sole discretion, the Board may authorize the creation of trusts (including, without limitation, employee benefit trusts) or other arrangements to meet the obligations of the Company under the Plan, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
10.12Governing Law. Except as otherwise set forth in an Agreement, the Plan and Awards shall be governed by, and construed in accordance with, the laws of England and Wales.
10.13Accounts. The delivery of any Shares and the payment of any amount under the Plan shall be for the account of the Company or the applicable Subsidiary of the Company, as the case may be, and any such delivery or payment shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in Section 10.8.
10.14Legends. Shares subject to an Award shall bear or otherwise be subject to such legends as the Board deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such Shares, including any to the effect that the Shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.
10.15Company’s Rights. Neither the grant of Awards pursuant to the Plan nor the issue of Shares pursuant to Article XI of this Plan shall affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.
10.16Interpretation. The words “include,” “includes,” “included” and “including” to the extent used in the Plan shall be deemed in each case to be followed by the words “without limitation.”
10.17Section 409A. The Plan and Awards are intended to be exempt from or compliant with the requirements of Code Section 409A and related regulations and United States Department of the Treasury pronouncements (“Section 409A”) to the extent that Section 409A is applicable to a Holder. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an additional tax under Section 409A, that Plan provision or Award will be reformed to be exempt from Section 409A or comply with the requirements of Section 409A, and no such action taken shall be deemed to adversely affect the Holder’s rights to an Award.
ARTICLE VI

SHARES IN CONNECTION WITH DIRECTOR COMPENSATION
11.1General. Subject to the provisions of this Article XI, each Nonemployee Director shall have a Share Election Right in connection with Director Compensation payable for the calendar quarter ended March 31, 2014 and each calendar quarter thereafter. Subject to any applicable Purchase Restrictions, to the extent a Nonemployee Director has exercised the Share Election Right in accordance with this Article XI, such Nonemployee Director will receive Shares of the applicable class of Shares in consideration for an undertaking to pay for such Shares in accordance with the terms of the Share Election Right. Furthermore, the undertaking to pay may be satisfied (in whole or in part) by the release, at the Company’s discretion, of its requirement to pay the Director Compensation payable to such Nonemployee Director with respect to the applicable calendar quarter on the last day of such calendar quarter (or as soon as practicable thereafter). The number of Shares of the applicable class of Shares issuable to a Nonemployee Director pursuant to a Share Election Right for a particular calendar quarter shall equal the quotient obtained by dividing (x) the aggregate amount of such Director Compensation by (y) the Fair Market Value of a Share of the applicable class of Shares as of the last day of such calendar quarter. No fractional shares will be issued. In lieu of issuing any fractional shares resulting from such calculation, an amount in cash will be paid equal to such fraction multiplied by the Fair Market Value of a share of the applicable class of Shares on the last day of such calendar quarter. All Shares issued under this Article XI shall be issued free of all restrictions, except as required by law. In addition, the issuance of any Shares under this Article XI shall be for at least the minimum consideration necessary to permit such Shares to be fully paid.
11.2Timing of Election. Subject to the deemed election provisions of Section 11.3, a Nonemployee Director who wishes to exercise the Share Election Right with respect to a particular calendar quarter must provide an Election Notice by the Election Deadline applicable to such calendar quarter. Once the Election Deadline applicable to a particular calendar quarter has passed, no Share Election Right may be exercised by any Nonemployee Director with respect to such calendar quarter, unless the Board determines, in its sole discretion, that such change is occasioned by an extraordinary or unanticipated event.
11.3Deemed Election. If a Nonemployee Director has never delivered a timely Election Notice, the Nonemployee Director shall not have an entitlement to receive Shares with respect to such quarter and shall not be required to give an undertaking to pay for any such Shares and consequently will receive cash for the Director Compensation payable to such Nonemployee Director without set-off against undertakings to pay for any such Shares for all calendar quarters until an Election Notice is timely delivered. Once an Election Notice is timely delivered by a Nonemployee Director, it shall apply to the calendar quarter with respect to which it was delivered, and, if such Nonemployee Director subsequently fails to timely provide Election Notices with respect to the succeeding calendar quarters, it shall be deemed to apply to all succeeding calendar quarters until a Rescission Notice is timely delivered to the Company with respect to any succeeding calendar quarter. For a Rescission Notice to be timely with respect to a particular calendar quarter, it must be delivered to the Company by the Election Deadline applicable to such calendar quarter. A Nonemployee Director who has delivered a Rescission Notice may exercise a Share Election Right for subsequent calendar quarters by the timely delivery of an Election Notice.
11.4Election Void During Restricted Period. If, on the date a Nonemployee Director is to receive Shares pursuant to this Article XI, a Purchase Restriction is in place, such Nonemployee Director shall not have an entitlement to receive Shares with respect to such quarter and shall not be required to give an undertaking to pay for any such Shares and consequently will instead receive cash in payment of the Director Compensation then payable to such Nonemployee Director without set-off against an undertaking to pay for any such Shares.
11.5Conditions. Nothing contained herein shall preclude the Board, in its sole discretion, from imposing additional conditions as it may determine, in its sole discretion, on any issuance of Shares pursuant to this Article XI.